Exhibit 99.1

Intelligent Bio Solutions Advances Preparations and Provides Updated Timeline for Anticipated FDA 510(k) Submission and Clearance

The Company is initiating clinical studies to further validate Intelligent Fingerprinting Drug Screening System

INBS anticipates FDA 510(k) clearance in the second half of 2026

NEW YORK, September 26, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today is providing an update on the timeline for anticipated FDA 510(k) clearance for the use of its Intelligent Fingerprinting Drug Screening System for the opiate codeine.

Following recent feedback from the U.S. Food and Drug Administration (FDA), INBS has established a pathway to gather additional supporting data to strengthen its new 510(k) submission to the FDA. The Company plans to commence clinical studies to further validate its Intelligent Fingerprinting Drug Screening System before calendar year-end. These studies are scheduled to conclude in the first half of the 2026 calendar year. INBS anticipates FDA 510(k) clearance in the second half of the 2026 calendar year.

“We have a clear and achievable timeline for resubmitting our 510(k) application. The additional clinical data we are generating will supplement existing data and strengthen our package,” said Peter Passaris, Vice President of Product Development at Intelligent Bio Solutions. “We are committed to bringing our innovative technology to the U.S. market, while continuing to focus on the growth of the overall business.”

INBS’s drug testing technology has been adopted by over 450 accounts in 24 countries, with 18 distribution partners expanding its global reach. The Company continues to advance its commercial operations outside the U.S., with growing adoption across industries, including construction, transportation, logistics, and mining, while simultaneously working toward FDA clearance for U.S. entry beyond the Forensic Use Only market.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com